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                                                                    Exhibit 10.1

                                 ePresence, Inc.
                            1992 STOCK INCENTIVE PLAN

                  DIRECTOR NON-STATUTORY STOCK OPTION AGREEMENT

       1. Grant of Option. ePresence, Inc., a Massachusetts corporation (the "Company"), hereby grants to ((name)) (the "Optionee") an option, pursuant to the Company's 1992 Stock Incentive Plan (the "Plan"), to purchase an aggregate of ((Shares)) shares of Common Stock ("Common Stock") of the Company at a price of $((Price)) per share, purchasable as set forth in and subject to the terms and conditions of this option and the Plan. The date of grant of this option is ((date)). Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424 (e) and 424 (f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (The "Code").

       2. Non-Statutory Stock Option. This option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

       3. Exercise of Option and Provisions for Termination.

       a. Vesting Schedule. Except as otherwise provided in this Agreement, this option may be exercised in whole or in part 12 months after the date of grant (or, if earlier, the day prior to the first Annual Meeting of Stockholders of the Company following the date of grant) and prior to the tenth anniversary of the date of grant (hereinafter the "Expiration Date"). If the option is not exercised in full, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this option. Notwithstanding any other provision contained in this Agreement, this option may not be exercised at any time on or after the Expiration Date.

       b. Exercise Procedure; Payment of Purchase Price. Subject to the conditions set forth in this Agreement, this option may only be exercised by the Optionee's delivery or written notice of exercise to the Treasurer of the Company at its principal office specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by (i) payment in cash of the full consideration for the shares as to which it is exercised, or
(ii) an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price. Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice together with the required payment, undertaking or instructions. The Optionee may purchase fewer than the total number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

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          c. Continuous Service as a Director of the Company Required. Except as
otherwise provided in this Section 3, this option may not be exercised unless the Optionee, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, a director of the Company.

          d. Termination of Relationship with the Company. If the Optionee ceases to be a director of the Company for any reason, then the right to exercise this option shall terminate one year after such cessation (but in no event on or after the Expiration Date), provided that this option shall be exercisable only to the extent that the Optionee was entitled to exercise this option on the date of such cessation.

          e. Exercise Period Upon Death or Disability. If the Optionee dies or becomes disabled (within the meaning of Section 22 (e) (3) of the Code or any successor provision thereto) while he is a director, this option shall be exercisable within the period of one year following the date of death or disability of the Optionee (but in no event on or after the Expiration Date) by the Optionee or by the person to whom this option is transferred by will, by the laws of descent and distribution, or by written notice filed pursuant to Section 3 (f) of this Agreement, provided that this option shall be exercisable only to the extent that this option was exercisable by the Optionee on the date of his or her death or disability. Except as otherwise indicated by the context, the term "Optionee", as used in this option, shall be deemed to include the estate of the Optionee or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee.

          f. Designation of Beneficiary. The Optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason or the director's death, shall acquire the right to exercise all or a portion of this option in accordance with the provisions of Section 3(e) of this Agreement.

       4. Delivery of Shares; Compliance with Securities Laws, etc.

          a. General. The Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

          b. Listing, Qualification, etc. This option shall be subject to the requirements that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors. Nothing herein shall be deemed to require the

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Company to apply for, effect or obtain such listing, registration, qualification or disclosure, or to satisfy such other condition.

       5. Non transferability of Option. Except as provided in Sections 3(e) and 3(f) of this Agreement, this option is personal and no rights or benefits granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights or benefits be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights or benefits contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights and benefits, this option and such rights or benefits shall, at the election of the Company, become null and void.

       6.  Limitation of Rights.

       (a) No Right to Continue as a Director. Neither this Agreement nor any other action taken pursuant to this Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the Optionee for any period of time.

       (b) No Stockholders' Rights for Options. The Optionee shall have no rights as a stockholder with respect to the shares covered by this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of the issuance to him of a stock certificate therefor. No adjustment shall be made for dividends or other rights (except as provided in Section 7 of this Agreement) for which the record date is prior to the date such stock certificate is issued.

       7.  Changes in Common Stock.

       (a) If the outstanding shares of common stock are increased, decreased or exchanged for a different kind or number of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

       (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger, the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity, or in the

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event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), or (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidation unless exercised by the optionee within a specified number of days following the date of such notice.

       8. Withholding Taxes. The Company's obligation to deliver shares upon the exercise of this option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

       9.  Miscellaneous.

       (a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

       (b) All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

       (c) This option shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.


                                      ePresence, Inc.

                                      By:
                                          --------------------------

                                          Richard M. Spaulding

                                          Title: Sr. Vice President & Chief
                                                 Financial Officer & Treasurer

                                      Address:   120 Flanders Road
                                                 Westboro, Massachusetts 01581

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                              OPTIONEE'S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1992 Stock Incentive Plan.

                                    OPTIONEE

                                    _________________________________


                                    Address:  _______________________

                                              _______________________

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